Exhibit 99.1
NEWS
FOR IMMEDIATE RELEASE
June 29, 2009
Cinemark, Inc. Announces Early Settlement and Receipt of Requisite Consents in its Cash Tender
Offer and Consent Solicitation for its 9 3/4% Senior Discount Notes due 2014
PLANO, Texas— June 29, 2009—Cinemark, Inc. (the “Company”) announced today that, pursuant to its previously announced cash tender offer and consent solicitation (the “Offer”) for any and all of its 9 3/4% Senior Discount Notes due 2014 (the “Notes”), holders of $402,458,768 principal amount at maturity of the outstanding $419,403,000 principal amount at maturity, representing 95.96 % of the outstanding Notes, had validly tendered and not withdrawn their Notes and delivered the related consents at or prior to 5:00 p.m., New York City time, on June 26, 2009 (the “Consent Date”). The Company also announced that it has accepted for purchase and payment (the “Early Settlement”) all of the Notes that were validly tendered at or prior to the Consent Date. Payment for the Notes pursuant to the Early Settlement was made today (the “Early Settlement Date”). Holders of Notes who tendered their Notes at or prior to the Consent Date received the total consideration equal to $1,048.75 for each $1,000 principal amount at maturity of the Notes validly tendered, which includes the consent payment of $30.00 per $1,000 principal amount at maturity of Notes, plus any accrued and unpaid interest up to, but not including, the Early Settlement Date.
In addition, as a result of the tender and consents made at or prior to the Consent Date, the Company has received the requisite consents to execute a supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of March 31, 2004, pursuant to which the Notes were issued (the “Indenture”), implementing the proposed amendments relating to the Notes as described in the Offer to Purchase dated June 15, 2009 (the “Offer to Purchase”). The Company entered into the Supplemental Indenture today and the amendments are currently operative. As detailed in the Offer to Purchase, the Supplemental Indenture eliminates substantially all of the restrictive covenants and certain event of default provisions contained in the Indenture.
The Offer is scheduled to expire at 11:59 p.m., New York City time, on July 13, 2009, unless extended (the “Expiration Date”). Holders of Notes who tender their Notes after the Consent Date, but at or prior to the Expiration Date, will receive, promptly after acceptance by the Company, $1,018.75 for each $1,000 principal amount at maturity of the Notes validly tendered, plus any accrued and unpaid interest up to, but not including, the Expiration Date and such holders will not have the right to withdraw the tendered Notes. Any Notes not tendered and purchased pursuant to the Offer will remain outstanding and the holders thereof will be subject to the terms of the Supplemental Indenture even though they did not consent to the amendments.
The Company has retained Barclays Capital Inc. to serve as sole Dealer Manager and Solicitation Agent and D.F. King & Co., Inc. to serve as Information Agent and Tender Agent for the Offer and consent solicitation. Requests for documents may be directed to D.F. King & Co., Inc. by telephone at (888) 628-8208 (toll free) or (212) 269-5550 (collect), or in writing at 48 Wall Street, 22nd Floor, New York, NY 10005. Questions regarding the terms of the Offer should be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect), attention: Liability Management Group.
This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of tenders or consents with respect to, any Notes. The Offer is being made solely pursuant to the Offer to Purchase and related transmittal documents.

Forward-looking Statements
This press release includes “forward-looking statements”. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed March 13, 2009 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information, contact:
Robert Copple or Nikki Sacks
Phone: 972-665-1500
Fax: (972) 665-1003
Visit Cinemark’s Website @ www.cinemark.com